UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50589 (Commission File Number)	75-2340624 (IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA (Address of Principal Executive Offices)		01803 (Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The description of the Amendment (as defined below in Item 3.02) is expressly incorporated herein by reference as the response to this item.
Item 3.02. Unregistered Sale of Equity Securities.
     On November 15, 2007, the Company and the group of accredited investors (the “Investors”) party to the Purchase Agreement (the “Purchase Agreement”) between the Company and the Investors, dated September 24, 2007 (a description of which is contained in the Current Report on Form 8-K filed by the Company with the Securities Exchange Commission on October 4, 2007 (the “Original 8-K”) and which description is incorporated herein by reference) entered into an agreement amending the Purchase Agreement (the “Amendment”). Pursuant to the Amendment, the Company and the Investors extended the time available for the Company to sell shares of its Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”) from October 15, 2007 until November 15, 2007. All other terms of the Purchase Agreement remained the same and in full force and effect. Also on November 15, 2007, the Company completed the second closing (the “Second Closing”) under the Purchase Agreement, as amended, selling 1,653,842 shares of Series C Preferred Stock for $0.65 per share, resulting in gross proceeds of $1,074,997.30. The Series C Preferred Stock is convertible at any time into shares of Common Stock, initially on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock filed with the Delaware Secretary of State.
     Pursuant to the Purchase Agreement, as amended, the Investors purchasing Series C Preferred Stock in the Second Closing also received warrants (the “Warrants”) to purchase 496,153 shares of the Company’s Common Stock. The Warrants (a description of which is contained in the Original 8-K and which description is incorporated herein by reference) are immediately exercisable at an exercise price of $1.00 (the “Exercise Price”) and are exercisable at any time prior to September 24, 2012. In addition to customary adjustments of shares and Exercise Price in connection with stock splits, recapitalizations, dividends and the like, the Warrants contain a broad-based weighted-average anti-dilution provision which is triggered by sales of the Company’s Common Stock or other securities convertible into Common Stock for a price per share that is less than the Exercise Price in effect at such time. The Warrants also contain a cashless exercise provision, which allows the holder to exercise the Warrants and receive shares of Common Stock by canceling shares of Common Stock issuable under the Warrant in lieu of paying the Exercise Price in cash.
     In addition, on November 15, 2007, the Investors in the Second Closing became parties to the Registration Rights Agreement, dated as of September 24, 2007 (a description of which is contained in the Original 8-K and which description is incorporated herein by reference).
     The Amendment will be filed with the Company’s Form 10-KSB for the year ended September 30, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTIX Group, Inc.

By:	/s/ Mark Pover
Mark Pover
Chief Financial Officer and Principal
Accounting Officer
DATE: November 21, 2007